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                                                                    Exhibit 23.3


   As independent oil and gas consultants, Holditch-Reservoir Technologies Consulting Services hereby consents to the inclusion of our letter regarding estimated net reserves and income of certain oil and gas interests audited for Quicksilver Resources Inc. as of September 1, 1999 and the references to our firm in the Registration Statement of Quicksilver Resources Inc. on Form S-1
(Registration No.       ) to be filed with the Securities and Exchange
Commission.

                                 /s/ Holditch-Reservoir Technologies
                                  Consulting Services
                                 Holditch-Reservoir Technologies Consulting
                                  Services

Pittsburgh, Pennsylvania
October 15, 1999